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                                                                  Exhibit: 10.1D

                              [DAMERT COMPANY LOGO]

                               OPTION TO PURCHASE
                             CORPORATE COMMON STOCK

      THIS AGREEMENT is entered into 29 February 1996, by and between DAMERT COMPANY, A CALIFORNIA CORPORATION (the "Company"), and LYNNE MCDONALD (the "Optionee").

      WHEREAS the Company granted Optionee rights to acquire five percent (5%) of the common stock of the Company on March 9, 1989; and

      WHEREAS said option was to become exercisable on March 3, 1994 or at such time that the Company was sold or went public; and

      WHEREAS the parties desire to amend and restate the option agreement in its entirety and hereby do so;

      Now, THEREFORE, THE PARTIES DO AGREE AS FOLLOWS:

      1. OPTION. Subject to the terms of this Agreement, the Company hereby grants to Optionee the option to purchase fifty-three (53) shares of the common stock of THE DAMERT COMPANY, A CALIFORNIA CORPORATION. The rights granted pursuant to this Option Agreement shall expire on March 3, 2024.

      2. PURCHASE PRICE. The purchase price payable for fifty-three (53) shares of Common Stock shall be one dollar ($1), to be paid by Optionee upon exercise of this option.

      3. EXERCISE OF OPTION. This Option to purchase shall be exercisable by Optionee by notice in writing by registered mail to the Company at 1609 Fourth Street, Berkeley California 94710. Optionee agrees to exercise this option prior to its termination date only with the consent of the Company, provided Optionee shall have the right to exercise the option from and after any of the following events (a "Triggering Event"):

            a. disposition of (1) 50% or more of the Company's voting stock, whether in one transaction or a series of transactions, by the holder or holders thereof and/or by the Company to any person or persons or (ii) a merger consolidation of the Company with any other corporation or entity pursuant to which the stockholders of the Company hold less than 50% of the voting securities of the surviving corporation or entity; or

            b.    prior to any registered public offering of any Common Stock.

      4. NONASSIGNABILITY OF OPTION. The rights hereunder to acquire common stock are personal to Optionee and are not assignable. The shares, if and when issued, shall become subject to a buy-sell agreement, which agreement shall provide for rights of first refusal in favor of the Company or its controlling shareholders with respect to the shares issued hereunder. In the event of the death of the Optionee prior to exercise, the Company shall reacquire the option rights granted hereunder for an amount equal to five percent (5%) of the Net Book Value as computed under generally accepted accounting principles.


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      5. CHANGE IN CAPITALIZATION (ANTI-DILUTION CLAUSE). If the outstanding shares of Common Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares covered by this option and the exercise price per share. Any such adjustment, however, shall be made without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each share subject to this option. Adjustments under this section shall be made by the Board or the Committee, whose determination as to what adjustments shall be made, and, the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued on account of any such adjustment.

      6. CLOSING. Delivery of the Common Stock and payment of the purchase price shall take place at the office of the Company at 1609 Fourth Street, Berkeley California 94710, within the first thirty (30) days after receipt by the Company of the notice of the exercise of the option.

      7. REPRESENTATIONS. The Company represents that the shares are properly authorized and that all steps will be taken to secure any and all approvals, if any, which are required to permit issuance under the California securities laws.

      8. BENEFITS. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors, and assigns.

      IN WITNESS WHEREOF the parties have signed this Agreement on the date first entered above.

OPTIONOR                                COMPANY

                                        DAMERT COMPANY, A CALIFORNIA CORPORATION

      /s/ Lynne McDonald
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          LYNNE McDONALD
                                        By /s/ Fred DaMert
                                           -------------------------------------
                                           Fred DaMert, President


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